For period ended 10/31/04
Registrant Name: American AAdvantage Funds
File Number: 811-4984

EXHIBIT 99.77O

Transactions effected pursuant to Rule 10f-3.

The following Rule 10f-3 transactions were effected by the Emerging Markets Fund:

Security:                  China Resources Power Holdings
Date of Purchase:          11/10/03
Date Offering commenced:   11/10/03
Purchase price:            2.83 HK
Commission:                .0000
Securities acquired from:  Bank of China International
Affiliated Underwriter:    Morgan Stanley
Amount purchased:          25000
Total offering:            920000000

Security:                  Votorantim Celulose Papel
Date of Purchase:          12/11/03
Date Offering commenced:   12/11/03
Purchase price:            27.50
Commission:                .0000
Securities acquired from:  JP Morgan
Affiliated Underwriter:    Morgan Stanley
Amount purchased:          2700
Total offering:            9217318

Security:                  China Life Insurance Company, Ltd.
Date of Purchase:          12/12/03
Date Offering commenced:   12/12/03
Purchase price:            3.63 HK
Commission:                .0000
Securities acquired from:  CS First Boston
Affiliated Underwriter:    China International Capital Corp.
Amount purchased:          224000
Total offering:            6147059000

Security:                  Bangkok Bank
Date of Purchase:          12/15/03
Date Offering commenced:   12/15/03
Purchase price:            88.88 THB
Commission:                .0000
Securities acquired from:  CS First Boston
Affiliated Underwriter:    Morgan Stanley
Amount purchased:          28500
Total offering:            384349800

Security:                  Oil and Natural Gas Corp.
Date of Purchase:          3/23/04
Date Offering commenced:   3/23/04
Purchase price:            750.00 INR
Commission:                .0000
Securities acquired from:  Kotak Mahindra Capital
Affiliated Underwriter:    JM Morgan Stanley Private Ltd.
Amount purchased:          1000
Total offering:            142593300

Security:                  China Mengniu Dairy Co. Ltd.
Date of Purchase:          6/7/04
Date Offering commenced:   6/7/04
Purchase price:            3.93 HKD
Commission:                .0000
Securities acquired from:  BNP Paribas Peregrine
Affiliated Underwriter:    Morgan Stanley
Amount purchased:          9000
Total offering:            350000000

Security:                  Ping An Insurance Company of China
Date of Purchase:          6/18/04
Date Offering commenced:   6/18/04
Purchase price:            10.33 HKD
Commission:                .0000
Securities acquired from:  Goldman Sachs
Affiliated Underwriter:    Morgan Stanley
Amount purchased:          93000
Total offering:            1387892000